UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, the board of directors (the “Board”) of Avalo Therapeutics, Inc. (the “Company”) appointed Keith Maher, MD, to the Board, effective immediately, pursuant to the right of Armistice Capital Master Fund Ltd. (“Armistice”) to appoint two directors to the Board. Dr. Maher will serve as a director until the Company’s 2022 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Dr. Maher is employed by Armistice, which is a significant stockholder of the Company, and the chief investment officer of which, Steven J. Boyd, currently serves on the Board. As previously reported by the Company, since the beginning of the Company’s last fiscal year, the Company has been involved in the following transactions with Armistice: (i) in September 2021, the Company closed an underwritten public offering of 14,308,878 shares of its common stock for net proceeds of approximately $29.3 million, Armistice participated in the offering by purchasing 5,454,545 shares of common stock on the same terms as all other investors; (ii) in January 2021, the Company closed an underwritten public offering of 13,971,889 shares of its common stock and 1,676,923 pre-funded warrants for net proceeds of approximately $37.7 million, Armistice participated in the offering by purchasing 2,500,000 shares of common stock, on the same terms as all other investors; (iii) in June 2020, the Company closed an underwritten public offering of 15,180,000 shares of its common stock for net proceeds of approximately $35.4 million, Armistice participated in the offering by purchasing 2,000,000 shares of common stock on the same terms as all other investors; (iv) in March 2020, the Company entered into a securities purchase agreement with Armistice pursuant to which the Company sold 1,951,219 shares of its common stock for net proceeds of approximately $3.9 million; and (v) in February 2020, the Company closed a registered direct offering with certain institutional investors for the sale by the Company of 1,306,282 shares of its common stock for net proceeds of approximately $5.1 million, Armistice participated in the offering by purchasing 1,256,282 shares of common stock from the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: October 18, 2021	By:	/s/ Schond L. Greenway
Schond L. Greenway
Chief Financial Officer

2